UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 20, 2009

LAWSON PRODUCTS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1666 E. Touhy Avenue, Des Plaines, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(847) 827-9666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2009, the Board of Directors (the "Board") of Lawson Products, Inc. (the "Company") elected Mr. Andrew B. Albert to serve on the Board to fill a vacancy.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2009, the Board of Directors of the Company approved an amendment and restatement of the Company’s current bylaws (the "Amended and Restated Bylaws"), effective immediately, in order to (i) update the information regarding the Company’s registered office and registered agent in the State of Delaware and (ii) clarify the provisions relating to the voting of the Company common stock. Pursuant to the Company’s Certificate of Incorporation, cumulative voting applies with respect to the election of directors. Directors are elected by a plurality vote, and all other matters coming before the stockholders are determined by a majority vote of the common stock present or represented by proxy at a meeting at which a quorum is present.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.

October 21, 2009	By:	Neil E. Jenkins

Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws